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                                                                 EXHIBIT (a)(15)



                                 NORTHERN FUNDS

                        AMENDMENT NO. 14 TO AGREEMENT AND
                              DECLARATION OF TRUST

                  WHEREAS, Section 7.3 of the Agreement and Declaration of Trust dated October 12, 1993 (the "Declaration") of Northern Funds (the "Trust") provides that the Declaration may be amended by an instrument in writing executed by a majority of the Trustees of the Trust and setting forth such amendment and reciting that it was hereby adopted by the Trustees;

                  NOW, THEREFORE, the undersigned, being a majority of the Trustees of the Trust, hereby:

                  (1) amend the Declaration to change the designation and name of the Initial Classes of the "Growth Equity Shares," "Income Equity Shares," "Small Cap Shares," "Select Equity Shares," "International Growth Equity Shares," "International Select Equity Shares," "International Fixed Income Shares," "Fixed Income Shares," "U.S. Government Shares," "Intermediate Tax-Exempt Shares," "Tax-Exempt Shares," "Money Market Shares," "U.S. Government Money Market Shares," "Municipal Money Market Shares," and "Mid-Cap Growth Fund" to the Initial Classes of the "Growth Equity Fund," "Income Equity Fund," "Small Cap Fund," "Select Equity Fund," "International Growth Equity Fund," "International Select Equity Fund," "International Fixed Income Fund," "Fixed Income Fund," "U.S. Government Fund," "Intermediate Tax-Exempt Fund," "Tax-Exempt Fund," "Money Market Fund," "U.S. Government Money Market Fund," "Municipal Money Market Fund," and "Mid Cap Growth Fund," respectively;

                  (2) amend the Declaration to change the principal place of business of the Trust outside of Massachusetts, which is now designated on the first page of the Declaration, to 50 South LaSalle Street, Chicago, Illinois 60675; and

                  (3) determine that, pursuant to Section 7.3 of the Declaration, the foregoing amendment shall be effective as of the date set forth below.

                  WITNESS our hands as of this 1st day of October, 1999.

/s/ James W. Cozad                            /s/ Raymond E. George, Jr.
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James W. Cozad                                Raymond E. George, Jr.

/s/ Wesley M. Dixon, Jr.                      /s/ Michael E. Murphy
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Wesley M. Dixon, Jr.                          Michael E. Murphy

/s/ William J. Dolan, Jr.                     /s/ Mary Jacobs Skinner
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William J. Dolan, Jr.                         Mary Jacobs Skinner